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                                                                      EXHIBIT 99

           S1 CORPORATION ANNOUNCES DATE OF ANNUAL SHAREHOLDER MEETING

ATLANTA--(BUSINESS WIRE)--April 21, 2000--S1 Corporation (NASDAQ: SONE), a leading provider of Internet-based solutions for the financial services industry, announced today that it will hold its Annual Shareholder Meeting on Tuesday, June 6, 2000 at 9:00 a.m. EST at the Swissotel, 3391 Peachtree Road NE, Atlanta, Georgia. Shareholders of record as of May 12, 2000 will be entitled to vote at the meeting and will receive written notice of the meeting and copies of all proxy materials for fiscal year 1999.

About S1 Corporation
S1 (NASDAQ:SONE), the pioneer of Internet banking, is a leading provider of innovative Internet-based financial services solutions. S1 offers a broad range of applications that empower financial organizations to increase revenue, strengthen customer relationships and gain competitive advantage by meeting the evolving needs of their customers across various lines of business, market segments and delivery channels. Through its professional services organization, S1's applications can be implemented in-house or outsourced to the S1 Data Center. Additional information about S1 is available at http://www.s1.com.

CONTACT: S1 Corporation
Bob Zwerneman, 404/812-6225
bobz@s1.com
or
Marcy Theobald, 404/812-6254
marcy.theobald@s1.com